Exhibit 99.1

Syneos Health Provides COVID-19

Business Update

Company Expects Aggregate First Quarter Results to

Be in Line With Previously Issued Guidance Range

First Quarter 2020 Earnings Call Scheduled for Thursday, April 30, 2020

MORRISVILLE, N.C. – April 7, 2020 – Syneos Health® (Nasdaq:SYNH), the only fully integrated biopharmaceutical solutions organization, today announced operational and financial updates related to the COVID-19 pandemic.

“Syneos Health is committed to supporting and preserving the health and safety of our employees, customers and industry colleagues across the globe, all of whom are joining together to battle COVID-19,” said Alistair Macdonald, Chief Executive Officer of Syneos Health. “While the fundamentals of our business remain solid, with active customer engagement across the model, we continue to focus on strong service delivery while taking proactive steps to mitigate any projected revenue impact from COVID-19. We are in constant communication with our customers to continue the development of their complex critical therapies, including several new COVID-19 therapies, and expect to emerge from this challenge an even stronger partner.”

Financial and Operational Update

First Quarter 2020 Performance: During the first quarter of 2020, Syneos Health continued to build on the strong operational and financial performance the Company highlighted in its fourth quarter and year-end 2019 earnings announcement on February 20, 2020. As a result, the Company expects its aggregate financial results for the first quarter of 2020 to be in line with its previously issued guidance range.

During the first quarter of 2020, the Company maintained strong new business awards in both Clinical and Commercial Solutions, and did not experience any meaningful cancellations related to COVID-19. Further, the Company ended the first quarter with robust pipelines of new business opportunities for both the Clinical and Commercial Solutions segments.

Syneos Health is providing the following additional updates:

Update on Operations: As a result of the significant market disruption caused by the global spread of COVID-19 during March 2020, the Company’s Clinical Solutions staff have experienced limitations on their ability to physically access investigative sites, and field teams within the Commercial Solutions segment have faced restrictions on their ability to physically visit healthcare providers. The Company is also experiencing delays in the startup of certain new customer projects within both segments. Accordingly, the Company has implemented remote monitoring activities to help mitigate the impact in Clinical Solutions and is conducting virtual field team activities within Commercial Solutions. The Company has also partnered with the Association of Clinical Research Organizations (ACRO) to create a harmonized risk-based monitoring approach that is aligned with regulatory agencies.

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Anticipated Impact to Full Year 2020 Financial Performance and Liquidity Update: The Company currently anticipates that the disruption caused by COVID-19 will impact second quarter revenue and will likely extend into at least the third quarter of 2020, before beginning to recover. Due to this ongoing uncertainty, the Company is withdrawing its financial guidance for the year ending December 31, 2020 that was issued on February 20, 2020. The Company plans to provide further information on its first quarter 2020 earnings call.

In light of the current situation, the Company has initiated proactive cost management strategies. These include accelerating the Company’s ForwardBound margin enhancement initiative of organizational and operating model efficiencies, hiring restrictions, reductions in third-party costs, certain compensation adjustments, and other initiatives. The Company has also implemented proactive cash conservation initiatives, including delaying some capital expenditures and locking in lower interest rates on certain variable rate debt.

The Company remains confident in its liquidity position, which includes cash on hand and access to its revolving credit facility. The Company is currently subject to only one financial maintenance covenant on its primary debt facilities, a First Lien Leverage Ratio of 4.5x, which applies through the maturity of these facilities in 2024. As of December 31, 2019, the Company’s First Lien Leverage Ratio, as calculated in accordance with the terms of these facilities, was 2.63x, and is expected to be safely within the financial maintenance covenant as of March 31, 2020.

Public Health Response

To address the public health challenge, the Company has created a public service educational initiative to raise awareness of the use of invasive bi-level positive airway pressure (BiPAP) machines to delay or remove the need for mechanical ventilation for intubated COVID-19 patients. Additionally, Syneos Health is contributing to a national effort in the UK to increase the level of COVID-19 testing by providing volunteers to execute drive-through testing. Macdonald, who also serves as Chair of ACRO is leading this industry effort, which is also being supported by several ACRO member companies.

First Quarter 2020 Results and Conference Call & Webcast

The Company will release its first quarter 2020 financial results on Thursday, April 30, 2020, prior to its earnings call at 8:00 a.m. ET.

Participants may access the conference call live via webcast on the Investor Relations section of the Syneos Health website at investor.syneoshealth.com. To participate via telephone, please dial +1 877 930 8058 within the United States or +1 253 336 7551 outside the United States, approximately 15 minutes prior to the scheduled start time. The conference ID for the call is 2042879.

A webcast replay will be available on the Investor Relations section of the Syneos Health website at investor.syneoshealth.com after 1:00 p.m. on April 30. In addition, an audio replay will be available for one week following the call and will be accessible by dialing +1 855 859 2056 within the United States or +1 404 537 3406 outside the United States. The replay ID is 2042879.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. The expected financial results discussed in this press release are preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended March 31, 2020 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial

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results for the quarter ended March 31, 2020 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended March 31, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the first quarter financial results.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including anticipated financial results; cost management strategies; the Company’s liquidity position; the Company’s First Lien Leverage Ratio as of March 31, 2020; and the expected impact to the Company’s business from the COVID-19 pandemic. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: the ongoing impacts of the COVID-19 pandemic; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; reliance on key personnel; principal investigators and patients; the Company’s ability to adequately price its contracts and not overrun cost estimates; any adverse effects from the Company’s customer or therapeutic area concentration; the Company’s ability to maintain or generate new business awards; the Company’s ability to increase its market share, grow its business, and execute its growth strategies; the Company’s backlog not being indicative of future revenues and its ability to realize the anticipated future revenue reflected in its backlog; fluctuations in the Company’s operating results and effective income tax rate; risks related to the Company’s information systems and cybersecurity; changes and costs of compliance with regulations related to data privacy; risks related to the United Kingdom’s withdrawal from the European Union; risks related to the Company’s transfer pricing policies; failure to perform services in accordance with contractual requirements, regulatory requirements and ethical considerations; risks relating to litigation and government investigations; risks associated with the Company’s early phase clinical facilities; insurance risk; risks of liability resulting from harm to patients; success of investments in the Company’s customers’ business or drugs; foreign currency exchange rate fluctuations; risks associated with acquired businesses, including the ability to integrate acquired operations, products, and technologies in our business; risks related to the Company’s income tax expense and tax reform; risks relating to the Company’s intellectual property; risks associated with the Company’s acquisition strategy; failure to realize the full value of goodwill and intangible assets; restructuring risk; potential violations of anti-corruption and anti-bribery laws; risks related to the Company’s dependence on third parties; downgrades of the Company’s credit ratings; competition in the biopharmaceutical services industry; changes in outsourcing trends; regulatory risks; trends in the Company’s customers’ businesses; the Company’s ability to keep pace with rapid technological change; risks related to the Company’s indebtedness; fluctuations in the Company’s financial results and stock price; and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other SEC filings, copies of which are available free of charge on the Company’s website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to

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address modern market realities. We bring together approximately 24,000 clinical and commercial minds with the ability to support customers in more than 110 countries. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients. To learn more about how we are shortening the distance from lab to life®, visit syneoshealth.com or subscribe to our podcast. For information about Syneos Health’s response, preparedness, resources and perspectives on COVID-19 visit syneoshealth.com/covid-19-resource-center.

Investor Relations Contact:	Press/Media Contact:
Ronnie Speight	Danielle DeForge
Senior Vice President, Investor Relations	Executive Director, External Communications
+1 919 745 2745	+1 202 210 5992
Investor.Relations@syneoshealth.com	danielle.deforge@syneoshealth.com

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